UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2015

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222

(Address of principal executive offices) (Zip Code)

(502) 529-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2015, Sypris Technologies Kenton, Inc. ( “Buyer”), an indirect, wholly-owned subsidiary of Sypris Solutions, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s previously disclosed asset purchase agreement (the “Agreement”) with Reynolds Machine Co., Inc. (“Reynolds”), to acquire substantially all of the assets and certain of the liabilities of Reynolds’ business. The Amendment extended the targeted closing date, and Buyer’s exclusivity rights under the Agreement, to September 14, 2015, increased the unadjusted purchase price by $0.2 million to $19.2 million and decreased the escrowed portion of the purchase price by $0.75 million. The transaction remains subject to Buyer’s satisfactory completion of due diligence, obtaining transactional financing on terms acceptable to Buyer and final approval by the Buyer’s Board of Directors, among other conditions. The transaction is subject to customary representations, warranties, covenants and indemnifications, and the Agreement also includes provisions governing the retention by Reynolds of certain responsibilities with regard to environmental matters, taxes and other liabilities.

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, the Company’s Board of Directors appointed Paul G. Larochelle, 60, as Vice President Sales and Strategic Initiatives for the Company; the Board of its subsidiary, Sypris Technologies, Inc. appointed Mr. Larochelle to the same position for Sypris Technologies and Mr. Jeffrey T. Gill to assume the additional title of President of Sypris Technologies. The Company’s Board also appointed Stephen W. Straub, age 58, as Vice President Operations for the Company and Mr. Straub will serve in the same position for Sypris Technologies.

Mr. Straub has also served as Vice President of Operations of Sypris Technologies since November of 2007. From February of 2007 to November of 2007, Mr. Straub served as Manufacturing Manager for Southern Motor Company, LLC, a manufacturer of modern classic passenger vehicles. From 2000 to 2007, Mr. Straub served in a number of increasingly responsible executive positions in the commercial vehicle systems area for ArvinMeritor, Inc., a tier one automotive and heavy truck supplier. In his last position, Mr. Straub served as Senior Director of Operations, Trailer Systems with ArvinMeritor, Inc. Mr. Straub holds a Bachelor of Science degree in Mechanical Engineering from the University of Michigan, Ann Arbor, and has authored several patents for aviation igniter and ignition systems, and is a Registered Professional Engineer licensed in the State of Michigan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

August 6, 2015	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary